EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

OF GOLDENWELL BIOTECH, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Goldenwell Biotech, Inc. for the quarter ended March 31, 2021, the undersigned, Shuang Liu, Chief Executive Officer of Goldenwell Biotech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of Goldenwell Biotech, Inc.

Date: August 5, 2021		/s/ Shuang Liu
	Name:	Shuang Liu
	Title:	Chief Executive Officer
(principal executive officer)